Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736

Amendment to Investment Advisory Agreement for Janus Aspen Protected Series - Growth is incorporated herein by reference to Exhibit (d)(76) to Post-Effective Amendment No. 68 to Janus Aspen Series registration statement on Form N-1A, filed on February 14, 2014; accession number 0000950123-14-002718 (File No. 33-63212).